Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporated by reference in this Registration Statement on Form S-1, of our report dated March 31, 2022, related to the financial statements of Arcimoto, Inc. (the “Company”) as of December 31, 2021, and for the year then ended, which appears in the Company’s Annual Report on Form 10-K filed on April 14, 2023. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ dbbmckennon

Newport Beach, California

August 25, 2023